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                      [LETTERHEAD OF BELL, BOYD & LLOYD]


                               January __, 1997


Monetta Trust
1776-A South Naperville Road
Wheaton, Illinois 60187

Ladies and Gentlemen:

                         Shares of Beneficial Interest
                               Without Par Value
                               -----------------

          We have acted as counsel for Monetta Trust (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest, without par value, of the series of the Trust designated Monetta Small-Cap Equity Fund (the "Series") in post-effective amendment no. 8 to the registration statement of the Trust no. 33-54822 on form N-1A (the "Registration Statement").

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Agreement and Declaration of Trust (the "Trust Agreement") and bylaws of the Trust, and actions of the board of trustees of the Trust authorizing the issuance of shares of the Series and the Registration Statement.

          Based on the foregoing examination, we are of the opinion that, upon the issuance and delivery of the shares of the Series in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of such shares, and the receipt by the Trust of the authorized consideration therefor, the shares so issued will be validly issued, fully paid and nonassessable (although shareholders of a Series may be subject to liability under certain circumstances as described in the prospectus of the Trust included as Part A of the Registration Statement under the caption "Other Information").

          In giving this opinion we have relied upon the opinion of Ropes & Gray to us dated _________, 1997 and have made no independent inquiry with respect to any matter covered by such opinion.
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Monetta Trust
January __, 1997
Page 2


          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Act.

                                                    Very truly yours,